SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 6, 2019 (April 30, 2019)

__________________________

Neuralstem, Inc.

(Exact name of registrant as specified in Charter)

Delaware	001-33672	52-2007292
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

20271 Goldenrod Lane, 2nd Floor, Germantown, Maryland 20876

(Address of Principal Executive Offices)

(301) 366-4960

(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol	Name of Each Exchange on Which Registered
Common stock, par value $0.01 per share	CUR	NASDAQ Capital Market

Item 5.02.	Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 30, 2019, the board of directors (“Board”) of Neuralstem, Inc. (the “Company”) appointed David Mazzo, PhD to the Board with such appointment to be effective on June 12, 2019 (the “Effective Date”). Dr. Mazzo will replace Stanley Westreich who’s retiring on the Effective Date. On the Effective Date, pursuant to Dr. Mazzo’s appointment and Mr. Westreich’s retirement, the Board will continue to have seven (7) acting directors. Dr. Mazzo will serve as a Class II director until the Company’s 2022 annual meeting of shareholders or until such time as he resigns, is removed or his successor is appointed. In connection with his appointment to the Board, Dr. Mazzo will enter into the Company’s standard indemnification agreement.

There are no family relationships among Dr. Mazzo and any of our executive officers or directors.

As compensation for his services on the Board, Dr. Mazzo will participate in the Company’s non-executive board compensation plan as described in the Company’s Current Report on Form 8-K filed with the Securities Exchange Commission on June 27, 2017, the description of which is incorporated herein by reference.

On May 6, 2019, the Company issued a press release announcing Dr. Mazzo’s appointment, a copy of which is attached to this report as Exhibit 99.01.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
99.01	Press Release Dated May 6, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	May 6, 2019	Neuralstem, Inc.

/s/ Kenneth Carter
By: Kenneth Carter
Executive Chairman

INDEX OF EXHIBITS

Exhibit No.	Description
99.01	Press Release Dated May 6, 2019